Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Increases Quarterly Cash Dividend by 6.5%

HOUSTON, May 11, 2021 - Group 1 Automotive, Inc. (NYSE: GPI), (“Group 1” or the “Company”), an international, Fortune 500 automotive retailer, today announced that its board of directors declared a cash dividend of $0.33 per share for the first quarter of 2021.  The dividend, which represents an increase of 6.5 percent, or $0.02 per share, from the fourth quarter of 2020, will be payable on June 15, 2021, to stockholders of record as of June 1, 2021.

ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 owns and operates 182 automotive dealerships, 233 franchises, and 49 collision centers in the United States, the United Kingdom and Brazil that offer 31 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit group1corp.com, group1auto.com, group1collision.com, acceleride.com, facebook.com/group1auto, and twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Sheila Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com

Media contacts:

Pete DeLongchamps

Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com